UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2008

Commission File Number: 000-52727

ELRAY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

98-0526438

(IRS Employer Identification Number)

2678 Point Grey Road, Vancouver, British Columbia, Canada V6K 1A5

(Address of principal executive offices)

(604) 732-9583

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

This Current Report on Form 8-K/A amends the Form 8-K filed by the registrant, Elray Resources, Inc. (“Elray”) on June 5, 2008, with respect to the Registrant’s entry into a material definitive agreement.

Item 1.01 Entry Into Material Definitive Agreement

On May 31, 2008 Elray entered into a share exchange agreement (the “Share Exchange Agreement”) with Angkor Wat Minerals Ltd. (“Angkor Wat”), a Cambodian company, whereby Elray agreed to purchase all the issued and outstanding equity securities of Angkor Wat. Under the Share Exchange Agreement, the closing date of the share exchange transaction was to be July 15, 2008. By mutual agreement of the parties to the Share Exchange Agreement, the closing date of the share exchange transaction has been extended to a date in the range of dates July 31 – August 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

July 16, 2008

ELRAY RESOURCES, INC.

(Registrant)

By:

/s/ Shaun D. Langford

President, Secretary, Treasurer and Director